Exhibit (a)(1)(xiii)
FORM OF LETTER TO BROKERS
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE
EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED
PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
August 14, 2008
To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:
     MetLife, Inc. (“MetLife”), a Delaware corporation, is offering, on the terms and subject to the conditions set forth in the enclosed Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”), as amended or supplemented, to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife common stock”), that are validly tendered and not properly withdrawn.
     We ask you to furnish copies of the enclosed materials to those of your clients on behalf of whom you hold shares of MetLife common stock, whether those shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses you incur in forwarding any of the enclosed materials to your clients. No stock transfer taxes will generally be payable as a result of the transaction.
     As described in the Offer to Exchange, MetLife is not conducting the exchange offer in any jurisdiction in which the offer, sale or exchange is not permitted.
     Other than fees paid to the co-dealer managers, D.F. King & Co., Inc. (the “Information Agent”) and BNY Mellon Shareowner Services (the “Exchange Agent”), MetLife will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of shares of MetLife common stock under the exchange offer. MetLife will, upon request, reimburse brokers, dealers, commercial banks, trust companies, custodians and other similar institutions for reasonable and customary costs and expenses they incurred in forwarding materials to their customers.
     Neither the Exchange Agent nor any other person will be under any duty to notify a soliciting dealer of any defects or irregularities in any Notice of Solicited Tenders, the form of which is contained herein, nor will any of them incur any liability for failure to give such notification.
     No broker, dealer, commercial bank, trust company or similar institution shall be deemed to be the agent of MetLife, RGA, the co-dealer managers, the Exchange Agent or the Information Agent for purposes of the exchange offer.
METLIFE’S OBLIGATION TO ACCEPT SHARES OF METLIFE COMMON STOCK TENDERED IN THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THE OFFER TO EXCHANGE, WHICH YOU AND YOUR CLIENTS SHOULD REVIEW IN DETAIL.
     We enclose the following documents for your information and for forwarding to those of your clients on behalf of whom you hold shares of MetLife common stock registered in your name or in the name of your nominee:
     1. The Offer to Exchange;
     2. The Letter of Transmittal for your use in accepting the exchange offer and tendering shares of MetLife common stock;
     3. The Notice of Guaranteed Delivery to be used to accept the exchange offer if (i) share certificates representing MetLife common stock are not immediately available; (ii) shares or other required documents cannot be delivered to the Exchange Agent on or before the expiration date; or (iii) the procedures for book-entry transfer cannot be completed on a timely basis;
     4. A form of letter that you can send to those of your clients on behalf of whom you hold shares of MetLife common stock registered in your name or in the name of your nominee, with space for obtaining such clients’ instructions with regard to the exchange offer;
     5. A form of Notice of Withdrawal for use in withdrawing shares of MetLife common stock previously tendered in the exchange offer; and
     6. A return envelope addressed to the Exchange Agent, for your use only.
WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES

TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
     To participate in the exchange offer, holders of MetLife common stock must comply with the procedures set out in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering” depending on how such shares of MetLife common stock are held. If holders of shares of MetLife common stock wish to tender their shares, but it is impracticable for them to do so prior to the expiration of the exchange offer, a tender may be effected by following the guaranteed delivery procedures described in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”
     Shares of MetLife common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Offer to Exchange, at any time prior to the expiration of the exchange offer and, unless MetLife has previously accepted them pursuant to the exchange offer, at any time after the expiration of 40 business days from the commencement of the exchange offer. In order to withdraw shares, the registered holder of such shares must provide a written Notice of Withdrawal or facsimile transmission Notice of Withdrawal, the form of which is enclosed, to the Exchange Agent at its address set forth on the back cover of the Offer to Exchange.
     Additional copies of the enclosed material may be obtained by contacting the Information Agent, D.F. King & Co., Inc., located at 48 Wall Street, 22nd Floor, New York, New York 10005 at (212) 269-5550 (banks and brokers call collect) or (800) 825-0898 (toll free). You may also contact the Information Agent for assistance with any questions you may have about the exchange offer.

NOTICE OF SOLICITED TENDERS
ALL NOTICES OF SOLICITED TENDERS MUST BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION OF THE EXCHANGE OFFER TO THE ADDRESS SET FORTH ON THE LAST PAGE OF THE OFFER TO EXCHANGE

BENEFICIAL OWNERS QUALIFIED FOR ODD-LOT
DTC
Participant	VOI Ticket	VOI Ticket
Number	Number	Total

BENEFICIAL OWNERS OF 1,000 OR LESS SHARES
DTC
Participant	VOI Ticket	VOI Ticket
Number	Number	Total

BENEFICIAL OWNERS OF GREATER THAN
1,000 AND NOT MORE THAN 5,000 SHARES
DTC
Participant	VOI Ticket	VOI Ticket
Number	Number	Total

BENEFICIAL OWNERS OF GREATER THAN 5,000 SHARES
DTC
Participant	VOI Ticket	VOI Ticket
Number	Number	Total

*	Use attached sheet if ticket represents more than one beneficial owner.

BENEFICIAL OWNER BREAKDOWN FORM

DTC Participant Number:
VOI Ticket Number: VOI Ticket Total:

Number of Shares Requested for Payment Per Beneficial Owner:

Total:
The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Exchange; (3) in soliciting tenders of shares of MetLife common stock, it has used no soliciting materials other than those furnished by MetLife; and (4) it has complied with all instructions in this letter.

Print Firm Name: __________________________________	Address: ______________________________________

Authorized Signature: ______________________________	City, State, Zip Code: ___________________________

Area Code and Telephone Number: ___________________	______________________________________________

Attention: _____________________________________